Exhibit 1 - Letter from Certified Public Accountant:
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in Post-
Effective Amendment No. 9 to the Resgistration
Statement on Form N-1A of the Value and Growth
Portfolio and to the use of our report dated
November 16, 2000 on the financial statements and financial highlights of the Fund. Such financial statemets and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference in the Registration
Statement and Prospectus.

Tait, Weller & Baker

Philadelphia, Pennsylvania
April 4, 2001